UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2017 (April 11, 2017)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On April 11, 2017, Tronox Limited (“the Company”) announced the appointment of Ms. Jogita Khilnani as Senior Vice President and Corporate Controller of the Company effective as of May 26, 2017. Mr. Kevin Mahoney, who previously served as Vice President and Corporate Controller of the Company, will be retiring effective as of May 26, 2017.

Ms. Khilnani has over 20 years of leadership experience in finance, accounting, operations, risk management and internal audit. She previously served as the Company’s Vice President, Corporate Assurance, a position held since March 2015, where Ms. Khilnani was responsible for internal audit, Sarbanes-Oxley compliance and risk management & insurance.  From 2013-2015, Ms. Khilnani was Vice President, Internal Audit at Watts Water Technologies where she was responsible for internal audit, risk management and internal investigations. From 2007-2013, Ms. Khilnani was Vice President, Internal Audit at Chemtura Corporation. Prior to Chemtura, Ms. Khilnani held various senior level positions in accounting and finance at various multi-national companies and has significant global experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: April 13, 2017	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary